                                                                    EXHIBIT 23.2

                             ACCOUNTANTS' CONSENT

The Board of Directors
CryoLife, Inc.

We consent to incorporation by reference in the registration statements (Nos. 33-83996, 33-84048, 333-03513, 333-06141, and 333-34025) on Form S-8 and
registration statement (No. 333-16581) on Form S-3 of CryoLife, Inc. of our reports dated February 14, 1996, relating to the consolidated statements of income, shareholders' equity and cash flows and related schedule for the year ended December 31, 1995, which reports are incorporated by reference in the December 31, 1997 annual report on Form 10-K of CryoLife, Inc.

                                /s/ KPMG Peat Marwick LLP
                                -----------------------------
                                KPMG PEAT MARWICK LLP

Atlanta, Georgia
February 16, 1998